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                                                                   Exhibit 23(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form F-4 (File No. 1-14676) of our report dated July 22, 1998, on our audits of the financial statements and financial statement schedules of Scottish Power plc. We also consent to the reference to our firm under the caption "Experts" and "Selected Historical Financial Information of ScottishPower".



Coopers & Lybrand
Glasgow, United Kingdom
May 6, 1999